UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

OCEAN POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 730-0400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On June 9, 2014, Charles F. Dunleavy was terminated, effective immediately, as the Chief Executive Officer of Ocean Power Technologies, Inc. (the “Company”) and as an employee of the Company and its subsidiaries.  His termination was for cause, and Mr. Dunleavy will not receive any severance payments under his employment agreement with the Company.

(c)  David L. Keller, age 60, who has served as a Non-Executive Director of the Company since October 2013, has assumed the position of Interim Chief Executive Officer, effective immediately.  Mr. Keller will continue to serve on the board of directors.

Mr. Keller previously served as an independent director of ThermoEnergy, Inc. from April 2013 to May 2014 and as President, Chief Executive Officer, and Director of Global Power Equipment Group Inc. from September 2009 until June 2012. In addition, Mr. Keller previously served as President and Chief Operating Officer of Babcock & Wilcox Company, a wholly owned subsidiary of McDermott International, Inc., from March 2001 until his retirement in June 2007.

During his time as Interim Chief Executive Officer, Mr. Keller will receive compensation of $1,500 per weekday of work (with pro rata payments for less than full days worked), with no benefits, vacation, or compensation for weekends or holidays.  Mr. Keller may also receive a stock grant from the Company, the terms of which are to be determined.

There is no arrangement or understanding between Mr. Keller and any other person(s) pursuant to which he was selected as Interim Chief Executive Officer. Mr. Keller does not have any family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Other than his employment relationship and his service as a director, Mr. Keller does not have a direct or indirect material interest in any transaction in which the Company is a participant.

Item 8.01.  Other Events.

On June 9, 2014, the Board of Directors appointed a Special Committee, composed of all outside directors of the Company, to conduct an internal investigation into the agreement between Victorian Wave Partners Pty Ltd, a project-specific operating entity wholly-owned by the Company’s subsidiary Ocean Power Technologies (Australasia) Pty Ltd, and the Australian Renewable Energy Agency, and related public statements concerning the project.  The Special Committee will retain outside counsel to assist in this investigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.

Date: June 10, 2014	By:	/s/ David L. Keller
David L. Keller
Interim Chief Executive Officer